UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2010

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South
San Francisco, California 94158
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       On December 23, 2010, Bharatt M. Chowrira, who serves as Senior Vice President and Chief Operating Officer of Nektar Therapeutics, a Delaware corporation (the "Company"), agreed with the Company that he would depart from the Company on January 3, 2011 (the "Departure Date").  In connection with his departure, Mr. Chowrira entered into a Separation and General Release Agreement with the Company (the "Separation Agreement").  The Separation Agreement provides for the following severance benefits which are substantially in accordance with the severance benefits provided in Mr. Chowrira’s offer letter agreement dated December 1, 2008: (i) the Company will pay Mr. Chowrira a lump sum severance payment of $600,000, as well as monthly severance payments of $36,533 for up to 6 months (unless he commences employment with another employer prior to the expiration of this 6-month period), less all applicable withholdings and standard deductions; (ii) the Company will be responsible for 12 months of COBRA continuation coverage for Mr. Chowrira and his eligible dependents (unless he commences employment with another employer prior to the expiration of this 12-month period); (iii) Mr. Chowrira’s stock options, to the extent outstanding and vested as of the Departure Date, will generally remain exercisable for 18 months following the Departure Date; (iv) Mr. Chowrira covenants not to solicit the Company's employees for a period of 12 months following the Departure Date; and (v) Mr. Chowrira provides a general release of all claims, obligations and liabilities against the Company and its affiliates.  The summary of the Separation Agreement set forth above is qualified in its entirety by reference to the Separation Agreement, a copy which is filed with this filing as Exhibit 10.1 and is incorporated herein by reference.

(e)       Reference is made to Item 5.02(b) with respect to the description of compensatory arrangement related to the departure of Mr. Chowrira, which description is incorporated by reference into this Item 5.02(e) in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.	Description

10.1	Separation and General Release Agreement between Nektar Therapeutics and Bharatt M. Chowrira, Ph.D., J.D., dated December 23, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	December 30, 2010

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Separation and General Release Agreement between Nektar Therapeutics and Bharatt M. Chowrira, Ph.D., J.D., dated December 23, 2010.